EXHIBIT 10.17

NON-QUALIFIED STOCK OPTION AGREEMENT

under the

CRESCENT BANKING COMPANY

2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Grantee: <Name>

Number Shares Subject to Option: <Shares>

Exercise Price per Share: <Price>

Date of Grant: <Date>

1. Grant of Option. The Company hereby grants to the Grantee named above (the “Grantee”), under the Crescent Banking Company 2001 Non-Employee Director Stock Option Plan (the “Plan”), a non-qualified stock option to purchase, on the terms and conditions set forth in this agreement (this “Option Agreement”), the number of shares indicated above of the Company’s Common Stock (the “Common Stock”), at the exercise price per share set forth above (the “Option”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

2. Vesting of Option. The Option shall be fully vested and immediately exercisable, in whole or in part, on the date of grant.

3. Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances:

(a) Final Expiration Date. The Option shall lapse as of 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant (the “Expiration Date”).

(b) Termination of Directorship. Upon termination of the Grantee’s membership on the Board of Directors of the Company for any reason other than for cause, the Option shall lapse on the Expiration Date. If the Grantee’s membership on the Board of Directors is terminated for cause, the Option shall lapse on the date of such termination of directorship.

4. Exercise of Option. The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve. The option price shall be payable in full upon the exercise of an option in cash. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the Company’s adoption of such program in connection with the Plan, options may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company, and the exercise price shall be delivered to the Company on the settlement date.

5. Delivery of Certificates. The Company shall make delivery of certificates representing the shares for which the Option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws.

6. Limitation of Rights. The Option does not confer to the Grantee or the Grantee’s personal representative any rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such person in connection with the exercise of the Option.

7. Transferability of Option. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or the Bank, or be subject to any lien, obligation, or liability of the Grantee to any other party other than the Company or the Bank. The Option is assignable or transferable by the Grantee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan. In addition, the Option is transferable by the Grantee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors may establish: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent of the beneficial interests, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests. The Option may be exercised during the lifetime of the Grantee only by the Grantee or any permitted transferee.

8. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Common Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

10. Successors. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

11. Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12. Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Crescent Banking Company
251 Highway 515
Jasper, Georgia 30143
Attn: Corporate Secretary

or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.

IN WITNESS WHEREOF, Crescent Banking Company, acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Grantee has executed this Option Agreement, all as of the day and year first above written.

CRESCENT BANKING COMPANY

By:
Name:
Title:

GRANTEE:

EXHIBIT A

NOTICE OF EXERCISE OF OPTION TO PURCHASE

COMMON STOCK OF CRESCENT BANKING COMPANY

Name
_____________________________________________
Address:
_____________________________________________
_____________________________________________
Date
_____________________________________________

Crescent Banking Company

251 Highway 515

Jasper, Georgia 30143

Attn: Corporate Secretary

Re:	Exercise of Non-Qualified Stock Option

I elect to purchase                          shares of Common Stock of Crescent Banking Company (“Common Stock”) pursuant to the Crescent Banking Company Non-Qualified Stock Option Agreement dated                      and the Crescent Banking Company 2001 Non-Employee Director Stock Option Plan. The purchase will take place on the Exercise Date which will be as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice).

On or before the Exercise Date, I will pay the full exercise price in the form specified below (check one):

☐	Cash: by delivering a check to Crescent Banking Company for $ .

☐	Cash From Broker: by delivering the purchase price from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the “Broker”). I authorize the Company to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).

Very truly yours,

AGREED TO AND ACCEPTED:

Crescent Banking Company

By:

Title:

Number of Option Shares
Exercised:

Number of Option Shares

Remaining:

Date: